EXHIBIT 10.2.1

FIRST AMENDMENT TO FACILITY AGREEMENT,

SENIOR SECURED CONVERTIBLE NOTE AND WARRANT

THIS FIRST AMENDMENT TO FACILITY AGREEMENT, SENIOR SECURED CONVERTIBLE NOTE AND WARRANT (this “Amendment”), effective as of March 6, 2015, amends certain terms of (i) that certain Facility Agreement, dated as of June 2, 2014, between KemPharm, Inc., a Delaware corporation (the “Company”), and Deerfield Private Design Fund III, L.P. (the “Holder”), (ii) that certain Senior Secured Convertible Note in the original principal amount of $10,000,000 issued by the Company to the Holder on June 2, 2014 (the “Note”) and (iii) that certain warrant number W-74, issued by the Company to the Holder on June 2, 2014, relating to the right of the Holder to purchase from the Company Fourteen Million Four Hundred Twenty Three Thousand and Seventy Six (14,423,076) fully paid and nonassessable shares of Series D convertible preferred stock (“Series D Preferred Stock”) of the Company (the “Warrant”).

WHEREAS, the Company and the Holder desire to revise certain terms of the Facility Agreement, Note and Warrant as provided herein.

In consideration of the premises and mutual covenants contained herein and in the Note and Warrant, the undersigned hereby agree as follows:

1. For the avoidance of doubt, any reference to the conversion of shares of Series D Preferred Stock into Common Stock contained in the Facility Agreement or Warrant shall include, without limitation, any reclassification of the outstanding shares of Series D Preferred Stock into shares of Common Stock effected pursuant to the terms of that certain Certificate of Amendment to the Certificate of Incorporation of the Company dated as of February 19, 2015.”

2. The par value per share of Common Stock and Series D Preferred Stock set forth in the Note and the Warrant shall be amended to reflect a par value of $0.0001 per share.

3. The definition of “Mandatory Conversion Time” set forth in the Note and the Warrant shall be amended to read:

“Mandatory Conversion Time” means the time of any automatic mandatory conversion or reclassification of shares of Series D Preferred Stock into shares of Common Stock pursuant to the Company’s certificate of incorporation (as it may be amended or restated from time to time) (the “Charter”), including, without limitation, pursuant to any Certificate of Amendment thereto.

4. Section 5(b) of the Warrant shall be amended by adding the words “provided, that this Section 5(b) shall not apply to any reclassification of the outstanding shares of Series D Preferred Stock into shares of Common Stock effected pursuant to the terms of that certain Certificate of Amendment to the Certificate of Incorporation of the Company dated as of February 19, 2015” immediately following the words “proportionally increased” at the end of the first sentence of said Section 5(b).

5. Any Warrants issuable in the future pursuant to Section 2.10 of the Facility Agreement shall reflect the amendments set forth in paragraphs 1, 2, 3 and 4 above.

6. Subsection 1(a)(v) of the Note shall be deleted and replaced with the word “RESERVED.”

7. Subsection 2(f)(iv) of the Note shall be amended by adding the words “or reclassification” immediately following the word “conversion” in the parenthetical set forth in said subsection 2(f)(iv).

8. Section 2(h) of the Note shall be amended by deleting the parenthetical reading “(a “Required Conversion”)” immediately following the words “into Conversion Shares” in said Section 2(h) and by adding the words (“Required Conversion Shares”) immediately following the last mention of the words “Required Conversion Notice” in said Section 2(h).

9. Section 2(i) of the Note shall be amended by replacing the words “this Warrant” with the words “this Note” immediately following the words “conversion of” in the third line of said Section 2(i).

10. Section 2(i) of the Note shall be amended by deleting the words:

“and, provided further, that the 9.985% Cap shall not apply to the conversion of this Note into IPO Conversion Shares.”

11. Effect on the Facility Agreement, Note and Warrant. Except as amended herein, the Facility Agreement, Note and Warrant shall continue in full force and effect as originally executed and delivered. Any reference in the Facility Agreement, Note and the Warrant to “this Agreement,” “this Warrant,” “this “Note” “hereunder,” hereof,” “herein,” or words of like import referring to such agreement shall refer to the Facility Agreement, Warrant or Note, as the case may be, as amended by this Amendment.

12. Governing Law. This Amendment shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof.

13. Counterparts. This Amendment may be executed on separate counterparts that may be transmitted via an email .pdf file or facsimile, each of which, when so executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Amendment.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be duly executed and delivered as of the date first above written.

KEMPHARM, INC.

By:	/s/ Travis C. Mickle
Name:	Travis C. Mickle
Title:	President & Chief Executive Officer

IN WITNESS WHEREOF, the Company and Holder have caused this Amendment to be duly executed and delivered as of the date first above written.

HOLDER:

DEERFIELD PRIVATE DESIGN FUND III, L.P.

By:	Deerfield Mgmt III, L.P., General Partner
By:	J. E. Flynn Capital III LLC, General Partner

By:	/s/ David Clark
Name:	David Clark
Title:	Authorized Signatory